UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2022

ACADIA REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Theodore Fremd Avenue

Suite 300

Rye, New York 10580

(Address of principal executive offices) (Zip Code)

(914) 288-8100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 1, 2022, Acadia Realty Trust (the “Company” or “Acadia”) completed the restatement of its financial statements as of and for the years ended December 31, 2020 and 2019, and as of and for each of the quarterly periods ended March 31, 2021 and 2020, June 30, 2021 and 2020, September 30, 2021 and 2020, and December 31, 2020 (the “Restatement”). As a result of the Restatement, the Company made certain immaterial revisions to the information previously provided in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2022 (the “Original 8-K”), which revisions are included in Item 2.02 below and in Exhibit 99.1 attached to this amendment to the Original 8-K (the “Amended 8-K”).

Item 2.02. Results of Operations and Financial Condition.

On February 15, 2022, the Company issued a press release announcing its consolidated financial results for the quarter and year-to-date period ended December 31, 2021. Upon completion of the Restatement, the Company identified certain immaterial changes to the amounts previously reported in the press release which are identified below:

•
Net income attributable to Acadia for the quarter ended December 31, 2021 increased by $0.3 million from $2.7 million to $3.0 million, but the per share amount was unchanged;
•
Net income attributable to Acadia for the year ended December 31, 2021 increased by $0.4 million from $23.1 million to $23.5 million, but the per share amount was unchanged;
•
Funds from operations (“FFO”) for the quarter ended December 31, 2021 increased by $0.3 million, but the per share amount was unchanged;
•
FFO for the year ended December 31, 2021 increased by $0.4 million from $116.7 million to $117.1 million and the per share amount increased from $1.25 to $1.26;

•
FFO for the year ended December 31, 2020 changed by an insignificant amount but the per share amount decreased by $0.01 per share from $1.25 to $1.24;
•
FFO before Special Items for the quarter ended December 31, 2021 increased by $0.3 million from $27.8 to $28.0 million, and the per share amount increased by $0.01 from $0.29 to $0.30; and
•
FFO before Special Items for the year ended December 31, 2021 increased by $0.4 million from $103.0 million to $103.4 million and the per share amount increased by $0.01 from $1.10 to $1.11 per share.

Refer to Exhibit 99.1 attached hereto for applicable definitions and reconciliations of the non-GAAP metrics above to the most directly comparable GAAP financial measures.

Other changes to the financial statements and schedules included in the press release have been updated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which supersedes the corresponding information contained in the press release.

On February 15, 2022, the Company made available supplemental reporting information regarding the financial results, operations and portfolio of the Company as of and for the quarter and year-to-date period ended December 31, 2021. Upon completion of the Restatement, the Company identified immaterial changes to the amounts previously reported. A copy of the revised supplemental reporting information is attached as Exhibit 99.1 to this Amended 8-K and incorporated herein by reference.

The information included in this Item 2.02, including the information included in Exhibit 99.1 attached hereto, is intended to be “furnished” pursuant to Item 2.02, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, or otherwise subject to the liabilities of Sections 11 and 12 (a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Supplemental Reporting Information as of and for the quarter and year-to-date period ended December 31, 2021 as revised on March 1, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
Dated:	(Registrant)

	By:	/s/ John Gottfried
	Name:	John Gottfried
March 1, 2022	Title:	Executive Vice President and Chief Financial Officer